UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2012

Patient Safety Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09727	13-3419202
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

2 Venture Plaza, Suite 350, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 387-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results for the matters submitted to a vote of our stockholders at our Annual Meeting of Stockholders held on July 18, 2012, which are described in detail in our proxy statement filed with the Securities and Exchange Commission on June 27, 2012, are as follows:

1A.	Directors elected to serve until our 2013 annual meeting of stockholders by the holders of our common stock and Series A Preferred Stock voting together as a single class:

	For	Withheld
John P. Francis	21,409,507	1,713,626
Wenchen Lin	22,135,415	987,718
Brian E. Stewart	22,143,515	979,618

1B.	Directors elected to serve until our 2013 annual meeting of stockholders by the holders of our Series A Preferred Stock:

	For	Withheld
Louis Glazer, M.D., Ph.G.	8,250	-0-
Lynne Silverstein	8,250	-0-

2.	Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, L.L.P. as our independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-votes
23,089,342	11,811	38,800	--

3.	Amendment of our Amended and Restated Certificate of Incorporation to change the par value of our common stock from $0.33 to $0.0001:

For	Against	Abstain	Broker Non-votes
22,959,015	133,048	31,070	--

4.	Amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock:

For	Against	Abstain	Broker Non-votes
21,858,306	1,237,937	26,890	--

5.
Amendment of the Patient Safety Technologies, Inc. 2009 Stock Option Plan to increase the number of shares issuable under the Plan from 3,000,000 to 4,500,000 and to clarify the non-discretionary nature of the share limit on annual grants:

For	Against	Abstain	Broker Non-votes
22,129,387	946,281	47,465	--

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: July 23, 2012	By:	/s/ DAVID C. DREYER
David C. Dreyer
Executive Vice President, Chief Financial Officer, and Secretary

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